Exhibit 5

June 5, 2020

Zebra Technologies Corporation

3 Overlook Point

Lincolnshire, Illinois 60069

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

I am General Counsel for Zebra Technologies Corporation (“Zebra”), a Delaware corporation, and in that capacity have acted as counsel for Zebra in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of 1,500,000 shares of Class A Common Stock, $.01 par value (the “Registered Common Stock”), which may be issued under the Zebra Technologies Corporation 2020 Employee Stock Purchase Plan (the “Plan”).

I am familiar with the Plan and the Registration Statement. I have also examined originals, or copies of originals certified or otherwise identified to my satisfaction, of Zebra’s corporate records, certificates of public officials, and other relevant instruments. I have examined such questions of law and have satisfied myself to such matters of fact as I have deemed relevant and necessary as a basis for the opinions expressed herein. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that each share of Registered Common Stock has been duly authorized by Zebra and, upon their issuance and delivery in accordance with the terms of the Plan, will be validly issued, fully paid, and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the Securities Act. I express no opinion as to the application of the securities or blue sky laws of the various states or the District of Columbia to the issuance or sale of shares of Registered Common Stock. I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules and regulations promulgated by the Commission.

Very truly yours,

/s/ Cristen Kogl

Senior Vice President, General Counsel and Corporate Secretary